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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (date of earliest event reported): November 6, 1998


                          HOMECOM COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                        0-29204            58-2153309
         -------------------------------------------------------------
(State or Other Jurisdiction of   (Commission file Number)  (I.R.S. Employer
Incorporation or Organization                               Identification No.)


3535 Piedmont Road, Atlanta, Georgia                        30305
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(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code:             (404) 237-4646
                                                         ---------------------


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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.        OTHER EVENTS

         On November 6, 1998 the Company signed a definitive agreement and plan of merger (the "Merger Agreement") to acquire, among other things, all of the outstanding shares of First Institutional Marketing, Inc. and certain of its affiliates ("FIMI") for 1,252,174 shares of common stock. In addition, the Company entered into employment agreements for an initial term of 3 years with the three principals of FIMI, calling for them to continue in their current roles for the acquired companies. The Merger Agreement is subject to certain conditions, including regulatory and other approvals, as well as approval by the Company's shareholders. The Company expects this transaction to close within 60 to 90 days, at which time an additional report on Form 8-k will be filed. The
Merger Agreement is incorporated herein by reference as Exhibit 10.48 to this Report.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits.

              10.48     Agreement and Plan of Merger by and among HomeCom
                        Communications, Inc, FIMI Securities Acquisition Corp.,
                        Inc., ATF Acquisition Corp., Inc. and Daniel A. Delity,
                        James Wm. Ellsworth, and David B. Frank dated as of
                        November 6, 1998, together with exhibits.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             HOMECOM COMMUNICATIONS, INC.
                                             (Registrant)



Date:  November 18, 1998                     By: /s/  Harvey Sax
       -----------------                         -----------------------------

                                             Harvey Sax, President and
                                             Chief Executive Officer
                                             (Principal Executive Officer)
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                                 Exhibit Index

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
Exhibit           Description                                                             Page

10.48             Agreement and Plan of Merger by and among HomeCom
                  Communications, Inc, FIMI Securities Acquisition Corp.,
                  Inc., ATF Acquisition Corp., Inc. and Daniel A. Delity,
                  James Wm. Ellsworth, and David B. Frank dated as of
                  November 6, 1998, together with exhibits.